Exhibit 10.4

STOCK PLEDGE AGREEMENT

DATED FEBRUARY 5, 2007

between

LATIN NODE, INC

and

ELANDIA, INC.

THIS AGREEMENT (this Agreement) is dated February 5, 2007

BETWEEN:

1.	LATIN NODE, INC., a Florida corporation (Pledgor); and

2.	ELANDIA, INC. (Lender).

BACKGROUND:

(A)	Pledgor enters into this Agreement in connection with the Credit Agreement dated or on the date hereof among Pledgor, the other Borrowers thereunder and Lender (the Credit Agreement).

(B)	It is a condition precedent to the Lender making the Loans under the Credit Agreement that Pledgor enter into this Agreement and grant the security described in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Event of Default means an event specified as such in Clause 9.1 (Events of Default).

Issuer means collectively, all Borrowers defined in the Credit Agreement except Pledgor.

Pledged Collateral means:

(a)	the Pledged Shares;

(b)	all additional shares, securities, and interests in the Issuer, and all warrants, rights, and options to purchase or receive shares, securities, or interests in the Issuer, in which the Pledgor at any time has or obtains any interest; and

(c)	all dividends, interest, revenues, income, distributions, and proceeds of any kind, whether cash, instruments, securities, or other property, received by or distributable to the Pledgor in respect of, or in exchange for, the Pledged Shares or any other Pledged Collateral.

Pledged Shares means all shares, membership interests, partnership interests and other equity interests owned by Pledgor in the Issuers.

Relevant States means:

(a)	the state of Pledgor's residence, or if Pledgor’s principal residence is in a jurisdiction outside the United States, Puerto Rico, the United States Virgin Islands or any territory or possession subject to the jurisdiction of the United States and does not have its principal residence in any state, then the District of Columbia; and

(b)	any other state where the Pledgor has a residence.

Secured Liabilities means each liability and obligation specified in Clause 2 (Secured Liabilities).

Security mean any security interest created by this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full. The Security Period will be extended to take into account any extension or reinstatement of this Agreement under Clause 3.2(b) (General). Furthermore, if Lender considers that an amount paid to it under a Finance Document is capable of being avoided or otherwise set aside on the bankruptcy, liquidation, insolvency or administration of the payer or otherwise then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement.

UCC means the Uniform Commercial Code as in effect on the date of this Agreement in the State of Florida.

U.S. Bankruptcy Law means the United States Bankruptcy Code of 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

1.2	Construction

(a)	Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b)	Any term defined in the Credit Agreement and not defined in this Agreement or the UCC has the meaning given to that term in the Credit Agreement.

(c)	No reference to proceeds in this Agreement authorizes any sale, transfer or other disposition of collateral by Pledgor.

(d)	In this Agreement, unless the contrary intention appears, a reference to fraudulent transfer law means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law;

(e)	In this Agreement:

(i)	includes and including are not limiting;

(ii)	or is not exclusive; and

(iii)	the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

2.	SECURED LIABILITIES

2.1	Secured Liabilities

Each obligation and liability whether:

(a)	present or future, actual, contingent or unliquidated; or

(b)	owed jointly or severally (or in any other capacity whatsoever),

of Pledgor and all Issuers (collectively, jointly and severally, “Borrowers’) to Lender under or in connection with the Credit Agreement and all documents and agreements evidencing, securing or otherwise relating to the indebtedness evidenced by and described therein (collectively, the “Finance Documents”), is a Secured Liability.

2.2	Specification of Secured Liabilities

The Secured Liabilities include any liability or obligation for:

(a)	repayment of the principal of all loans (collectively, the “Loans”) described in the Credit Agreement;

(b)	payment of interest and any other amount payable under the Credit Agreement;

(c)	payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents;

(d)	payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above liabilities and obligations; and

(e)	payment of an amount in respect of any such liabilities and obligations which arise under the Finance Documents after a petition is filed by, or against, Pledgor under the US Bankruptcy Code of 1978 (or in analogous circumstances under any applicable law in any other jurisdiction) even if the obligations do not accrue because of the automatic stay under Section 362 of the US Bankruptcy Code of 1978 (or in analogous circumstances under any applicable law in any other jurisdiction) or because any such obligation is not an allowed claim against Pledgor in any such bankruptcy proceeding or otherwise.

3.	CREATION OF PLEDGE AND SECURITY

3.1	Security interest

As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce Lender to make the Loans, Pledgor pledges to Lender, and grants to Lender, a continuing security interest in, the Pledged Collateral.

3.2	General

(a)	All the Security created under this Agreement:

(i)	is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part;

(ii)	is in addition to, and not in any way prejudiced by, any other security now or subsequently held by Lender.

(b)	If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of Pledgor, any Issuer, or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, Pledgor, any Issuer, or any of their respective properties), any payment received by Lender in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by Lender, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)	This Agreement is enforceable against Pledgor to the maximum extent permitted by the fraudulent transfer laws.

4.	PERFECTION AND FURTHER ASSURANCES

4.1	General perfection

Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit:

(a)	whatever action is necessary or desirable; and

(b)	any action which Lender may require,

to ensure that this Security is and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Pledged Collateral, in all relevant jurisdictions, securing payment and performance of the Secured Liabilities.

This includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which Lender may think expedient.

4.2	Delivery of certificates

(a)	Pledgor represents and warrants that it has delivered to Lender (or as directed by Lender) in the State of Florida all original certificates and instruments evidencing or representing the Pledged Shares existing on the date of this Agreement.

(b)	Pledgor must deliver to Lender (or as directed by Lender), immediately upon receipt, all original certificates and instruments evidencing or representing any Pledged Collateral arising or acquired by Pledgor after the date of this Agreement.

(c)	All Pledged Collateral delivered under this Agreement will be either:

(i)	duly endorsed and in suitable form for transfer by delivery; or

(ii)	accompanied by undated instruments of transfer endorsed in blank,

as directed by Lender, and in form and substance satisfactory to Lender.

(d)	Until the end of the Security Period, Lender will hold (directly or through an agent) all certificates, instruments, and stock powers delivered to it.

(e)	At any time and from time to time, Lender will have the right to exchange certificates or instruments evidencing or representing Pledged Collateral for certificates or instruments of smaller or larger denominations.

4.3	Filing of financing statements

(a)	Pledgor authorizes Lender to prepare and file, at Pledgor's expense:

(i)	financing statements describing the Pledged Collateral;

(ii)	continuation statements; and

(iii)	any amendment in respect of those statements.

(b)	Promptly after filing an initial financing statement in respect of the Pledged Collateral, Pledgor must provide Lender with an official report from the Secretary of State of each Relevant State indicating that Lender's security interest in the Pledged Collateral is prior to all other security interests or other interests reflected in the report.

4.4	Communication with Issuer

Pledgor authorizes Lender at any time and from time to time to communicate with the Issuer with regard to any matter relating to any Pledged Collateral.

4.5	Further assurances

(a)	Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action Lender may require for:

(i)	creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(ii)	facilitating the enforcement of this Security or the exercise of any right, power or discretion exercisable by Lender or any of its delegates or sub-delegates in respect of any of the Pledged Collateral;

(iii)	obtaining possession and control of any Pledged Collateral; and

(iv)	facilitating the assignment or transfer of any rights and/or obligations of Lender under this Agreement.

This includes the execution and delivery of any transfer, assignment or other agreement or document, whether to Lender or its nominee, which Lender may think expedient.

(b)	Pledgor irrevocably constitutes and appoints Lender, with full power of substitution, as Pledgor's true and lawful attorney-in-fact, in Pledgor's name or in Lender's name or otherwise, and at Pledgor's expense , to take any of the actions referred to in paragraph (a) above without notice to or the consent of Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. Pledgor ratifies and confirms all actions taken by Lender or its agents under this power of attorney.

5.	SURETYSHIP PROVISIONS

5.1	Nature of Pledgor's obligations

(a)	Pledgor's obligations under this Agreement are independent of any obligation of any other person.

(b)	A separate action or actions may be brought and prosecuted against Pledgor under this Agreement.

(c)	Lender may enforce its rights under this Agreement, whether or not any action is brought or prosecuted against any other obligors or any other person and whether or not any other obligors or any other person is joined in any action under this Agreement.

5.2	Waiver of defenses

(a)	The obligations of Pledgor under this Agreement will not be affected by, and Pledgor irrevocably waives any defense Pledgor might have by virtue of, any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of Pledgor's obligations under this Agreement (whether or not known to it or Lender). This includes:

(i)	any time, forbearance, extension or waiver granted to, or composition or compromise with, another person;

(ii)	any taking, variation, compromise, exchange, renewal or release of, or any refusal or failure to perfect, or enforce, any rights against, or security over assets of, any person;

(iii)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any person;

(v)	any amendment, restatement, or novation (however fundamental) of a Finance Document or any other document, guaranty or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guaranty or security, the intent of the parties being that Lender's security interest in the Pledged Collateral and Pledgor's obligations under this Agreement are to remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity;

(vii)

any avoidance, postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any obligor under a Finance Document resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation is for the purposes of Pledgor's obligations under this Agreement construed as if there were no such circumstance; or

(viii)	the acceptance or taking of other guaranties or security for the Secured Liabilities, or the settlement, release or substitution of any guaranty or security or of any endorser, guarantor or other obligor in respect of the Secured Liabilities.

(b)	Pledgor unconditionally and irrevocably waives:

(i)	diligence, presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of any other obligors to Lender, notice of acceptance of this Agreement, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency or bankruptcy;

(iii)	the benefit of any statute of limitations affecting any obligor's obligations under the Finance Documents or Pledgor's obligations under this Agreement or the enforcement of this Agreement or Lender's security interest in the Pledged Collateral; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to Pledgor by any other obligors, Lender.

(c)	Pledgor irrevocably and unconditionally authorizes Lender to take any action in respect of the Secured Liabilities or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of Pledgor and irrespective of any change in the financial condition of any obligor.

5.3	Immediate recourse

Pledgor waives any right it may have of first requiring Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights, security or other guaranty or claim payment from any person before claiming from Pledgor under this Agreement and enforcing Lender's security interest in the Pledged Collateral.

5.4	Appropriations

Until the expiry of the Security Period, Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security, guaranties or rights held or received by Lender (or any trustee or agent on its behalf) in respect of the Secured Liabilities,

(b)	apply and enforce them in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise); and

(c)	hold in a suspense account any moneys received from any realization of the Pledged Collateral, from Pledgor or on account of Pledgor's liability under this Agreement or any other Finance Document, without liability to pay interest on those moneys.

5.5	Non-competition

Unless the Security Period has expired, or Lender otherwise directs in writing, Pledgor will not, after a claim has been made by Lender against Pledgor or any other obligor, or by virtue of any payment or performance by Pledgor under this Agreement:

(a)	be subrogated to any rights, security or moneys held, received or receivable by Lender (or any trustee or agent on its behalf);

(b)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of Pledgor's liability under this Agreement or any other Finance Document;

(c)	claim, rank, prove or vote as a creditor of any obligor or its estate in competition with Lender (or any trustee or agent on its behalf); or

(d)	receive, claim or have the benefit of any payment, distribution or security from or on account of any obligor, or exercise any right of set-off as against any obligor.

The Pledgor must hold in trust for and immediately pay or transfer to Lender (or as directed by Lender) any payment or distribution or benefit of security received by it contrary to this Subclause or in accordance with any directions given by Lender under this Subclause.

5.6	Waiver of subrogation

Notwithstanding any provision to the contrary in any guaranty given by Pledgor in respect of the Secured Liabilities, Pledgor:

(a)	irrevocably and unconditionally waives, for the benefit of Lender ; and

(b)	agrees not to claim or assert after Lender has exercised its rights under Clause 8 (When Security becomes enforceable),

any right of subrogation, contribution or indemnity it may have against any obligor as a result of any payment under a guaranty or in respect of the Secured Liabilities.

5.7	Election of remedies

(a)	Pledgor understands that the exercise by Lender of certain rights and remedies contained in the Finance Documents may affect or eliminate Pledgor's right of subrogation and reimbursement and that Pledgor may therefore incur a partially or totally non-reimbursable liability under this Agreement.

(b)	Pledgor expressly authorizes Lender to pursue Lender’s rights and remedies with respect to the Secured Liabilities in any order or fashion Lender deems appropriate, in its sole and absolute discretion.

(c)	Pledgor waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, or subrogation or any other rights or remedies of Pledgor against any obligor, any other person or any security, whether resulting from any election of rights or remedies by Lender, or otherwise.

5.8	Information concerning the Issuer

(a)	Pledgor represents and warrants to Lender that it is affiliated with each entity constituting Issuer or is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each issuer as an obligor under the Finance Documents and the risk that any Issuer will be unable to pay the Secured Liabilities when due.

(b)	Pledgor waives any requirement that Lender advise Pledgor of information known to Lender regarding the financial condition or business of any Issuer, or any other circumstance bearing on the risk of non-performance of the Secured Liabilities.

(c)	Pledgor assumes sole responsibility for keeping informed of the financial condition and business of Issuer.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Representations and warranties

The representations and warranties set out in this Clause are made by Pledgor to Lender.

6.2	Pledgor

(a)	Its principal residence is set out in Schedule 1 hereto.

(b)	Its exact legal name, as it appears in the public records of its jurisdiction or organization, is set out in Schedule 1 hereto. It has not changed his name, since it was organized.

(c)	Its tax identification number, as issued by the United States federal government, is set out in Schedule 1 hereto.

(d)	Pledgor has no residence(s) other than those set out in Schedule 1.

(e)	Pledgor keeps at its address indicated in Schedule 1 the corporate records and all records, documents and instruments constituting, relating to or evidencing Pledged Collateral, except for the Pledged Collateral delivered to Lender in compliance with Clause 4.2 (Delivery of certificates).

6.3	The Pledged Collateral

(a)	The Pledged Shares have been duly authorized and are validly issued, fully-paid and non-assessable.

(b)

The Pledged Shares listed in Schedule 2 constitute 100% of the issued and outstanding shares of capital stock of each entity constituting Issuer, and there are no other equity or ownership interests in Issuer, options or rights to acquire or subscribe for any such interests, or securities or instruments convertible into or exchangeable or exercisable for any such interests other than the securities and interests described in Schedule 2 (Other Equity Interests) to this Agreement. Pledgor has no ownership or other interest or rights in or to the securities and interests described in Schedule 2.

(b)	Except as permitted under the Credit Agreement and the Security Agreement (the “Security Agreement”) dated as of the date hereof, if at all:

(i)	it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in the Pledged Shares and all other Pledged Collateral now in existence;

(ii)	none of the Pledged Collateral is subject to any lien other than Lender's security interest;

(iii)	it has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Pledged Collateral, or granted any option, warrant, or right with respect to any of the Pledged Collateral; and

(iv)	no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Pledged Collateral, except for those that create, perfect or evidence Lender's security interest.

(c)	No litigation, arbitration or administrative proceedings are current or pending or, to any Pledgor's knowledge, threatened, involving or affecting the Pledged Collateral, and none of the Pledged Collateral is subject to any order, writ, injunction, execution or attachment.

(d)	None of the Pledged Collateral constitutes "margin stock" within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System.

6.4	No liability

(a)	Its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Pledged Collateral are not affected by this Agreement or the exercise by Lender of its rights under this Agreement;

(b)	Lender will not have any liabilities or obligations under any contractual obligation that constitutes part of the Pledged Collateral as a result of this Agreement, the exercise by Lender of its rights under this Agreement or otherwise; and

(c)	Lender does not have and will not have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Pledged Collateral, or to take any other action with respect to the Pledged Collateral.

6.5	Security Interest

(a)	This Agreement confers the security interest it purports to confer over the Pledged Collateral in favor of Lender, and the Pledged Collateral is not subject to any other lien (whether prior, pari passu or subordinate) except as set forth in the Security Agreement and that security interest is not liable to avoidance on liquidation or bankruptcy, composition or any other similar insolvency proceedings.

(b)	The description of the Pledged Collateral contained in this Agreement is true, correct, and complete and is sufficient to describe the Pledged Collateral for the purpose of creating, attaching, and perfecting the security interest in favor of Lender intended to be created by this Agreement.

(c)	As of the date of this Agreement, all necessary and appropriate deliveries, notices, recordings, filings, and registrations have been effected to create and perfect a first-priority security interest in the Pledged Collateral in favor of Lender for the benefit of Lender in all relevant jurisdictions securing payment of the Secured Liabilities, and Lender has as of the date of this Agreement, and will continue to have until Lender has been repaid in full and Lender's lien has been released, a duly and validly created, attached, perfected and enforceable first-priority security interest in the Pledged Collateral in all relevant jurisdictions securing payment of the Secured Liabilities.

(d)	All actions necessary for Lender to obtain and maintain "control" (within the meaning of section 8-106 and 9-328 of the UCC as in effect on the date of this Agreement) of the Pledged Collateral have been taken.

6.6	Consideration and solvency

(a)	Terms used in this Subclause have the meanings given to them in, and must be construed in accordance with, the fraudulent transfer laws.

(b)	Pledgor will receive valuable direct and indirect benefits as a result of the transactions financed by the Loan and these benefits constitute "reasonably equivalent value" and "fair consideration" as those terms are used in the fraudulent transfer laws.

(c)	Lender has acted in good faith in connection with the transactions contemplated by this Agreement.

(d)	The sum of Pledgor’s debts (including its obligations under this Agreement) is less than the value of its property (calculated at the lesser of fair valuation and present fair saleable value).

(e)	Pledgor’s capital is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(f)	Pledgor has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature.

(g)	Pledgor has not made a transfer or incurred an obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

6.7	[INTENTIONALLY OMITTED]

7.	UNDERTAKINGS

7.1	Undertakings

Pledgor agrees to be bound by the covenants set out in this Clause 7.

7.2	Pledgor

(a)	Pledgor will not, in one transaction or a series of related transactions, sell all or substantially all of its assets.

(b)	Pledgor must not change the jurisdiction of its principal residence without providing Lender with sixty days prior written notice of such change.

(c)	Pledgor must not change its name without providing Lender with 60 days' prior written notice.

(d)	Pledgor must keep at its address indicated in Schedule 1 its corporate records and all records, documents and instruments constituting, relating to or evidencing Pledged Collateral, except for the Pledged Collateral delivered to Lender in compliance with Clause 4.2 (Delivery of certificates).

(e)	Pledgor must permit Lender and its agents and representatives, during normal business hours and upon reasonable notice, to inspect the Pledged Collateral, to examine and make copies of and abstracts from the records referred to in paragraph (d) above, and to discuss matters relating to the Pledged Collateral directly with the Pledgor's officers and employees.

(f)	At Lender's request, Pledgor must provide Lender with any information concerning the Collateral that Lender may reasonably request.

7.3	The Pledged Collateral

(a)	Pledgor will cause the Issuer to keep and maintain, at its address indicated in Clause 6.3(a) (The Pledged Collateral) its corporate records and all records, documents and instruments constituting, relating to, or evidencing Pledged Collateral. Pledgor agrees to cause the Issuer to permit Lender and its agents and representatives during normal business hours and upon reasonable notice, to examine and make copies of and abstracts from the records and stock ledgers and to discuss matters relating to the Issuer and its records directly with the Issuer's officers and employees.

(b)	Except as expressly permitted by the Credit Agreement, the Security Agreement or this Agreement, each Pledgor:

(i)	must maintain sole legal and beneficial ownership of the Pledged Collateral;

(ii)	must not permit any Pledged Collateral to be subject to any lien other than Lender's security interest and must at all times warrant and defend Lender's security interest in the Pledged Collateral against all other liens and claimants;

(iii)	must not sell, assign, transfer, pledge, license, lease or encumber, or grant any option, warrant, or right with respect to, any of the Pledged Collateral, or agree or contract to do any of the foregoing;

(iv)	must not waive, amend or terminate, in whole or in part, any accessory or ancillary right or other right in respect of any Pledged Collateral; and

(v)	must not take any action which would result in a reduction in the value of any Pledged Collateral.

(c)	Pledgor must pay when due (and in any case before any penalties are assessed or any lien is imposed on any Pledged Collateral) all taxes, assessments and charges imposed on or in respect of Pledged Collateral and all claims against the Pledged Collateral.

(d)	In any suit, legal action, arbitration or other proceeding involving the Pledged Collateral or Lender's security interest, Pledgor must take all lawful action to avoid impairment of Lender's security interest or Lender's rights under this Agreement or the imposition of a lien on any of the Pledged Collateral.

(e)	Pledgor will not permit Issuer to make, declare, or pay any dividends, distributions, or returns of capital, or purchase, redeem, or otherwise acquire for value any shares of capital stock or other ownership interests in the Issuer now or later outstanding, or make any distribution of assets or property to its shareholder as such.

(f)	Pledgor will not permit Issuer to cancel or change the terms of the Pledged Shares, or authorize, create or issue any additional shares of capital stock or ownership interests in Issuer. Pledgor will not effect or permit any change of control of the Issuer.

(g)	Pledgor will take no action, and will not permit the Issuer to take any action, that could cause any of the Pledged Collateral to constitute "margin stock" within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System.

(i)	Pledgor will take all actions necessary to insure that Lender has and continues to have in all relevant jurisdictions a duly and validly created, attached, perfected and enforceable first-priority security interest in the Pledged Collateral (including after-acquired Pledged Collateral) securing payment of the Secured Liabilities. Immediately upon acquiring rights in any Pledged Collateral, Pledgor will deliver possession of any Pledged Collateral to Lender or its designated agent to the extent Lender is required or permitted to perfect its interest in that Pledged Collateral by taking possession.

(j)	Pledgor will take all actions necessary for Lender to obtain and maintain "control" (within the meaning of sections 8-106 and 9-328 of the UCC as in effect on the date of this Agreement) of the Pledged Collateral.

(k)	Pledgor will use its best efforts in accordance with the organizational documents of each Issuer to cause that Issuer to take the actions and achieve the objectives set out in this Agreement, and Pledgor agrees that it will not take any action, or refuse to grant any consents, which would interfere with or impede the ability of that Issuer to take such actions or achieve such objectives.

(l)	Pledgor will not suffer to exist any lien upon the Pledged Collateral other than Lender’s lien. If foreclosure or enforcement of any lien upon any Pledged Collateral is at any time initiated, Lender will have the right, but not the obligation, to take any action it deems appropriate, including payment of the obligation secured by that lien, and each Pledgor will immediately upon demand reimburse Lender for all sums expended by Lender in taking any such action.

7.4	Notices

(a)	Pledgor must give Lender prompt notice of the occurrence of any of the following events:

(i)	any pending or threatened claim, suit, legal action, arbitration or other proceeding involving or affecting Pledgor, any Issuer or any Pledged Collateral which could reasonably be expected to impair Lender's security interest or Lender’s rights under this Agreement or result in the imposition of a Lien on any Pledged Collateral; or

(ii)	any representation or warranty contained in this Agreement is or becomes untrue, incorrect or incomplete in any material respect.

(b)	Each notice delivered under this Clause, must include:

(i)	reasonable details about the event; and

(ii)	the Pledgor's proposed course of action.

Delivery of a notice under this Clause does not affect Pledgor's obligations to comply with any other term of this Agreement.

8.	WHEN SECURITY BECOMES ENFORCEABLE

This Security may be enforced by Lender at any time after an Event of Default has occurred.

9.	ENFORCEMENT OF SECURITY

9.1	Events of Default

Each of the events set out in this Subclause is an Event of Default.

(a)	The occurrence of an Event of Default under the Note executed of even date by Pledgor to Lender in regard to the indebtedness described in the Credit Agreement.

(b)	Pledgor does not comply with Clause 7.3(b) (The Pledged Collateral);

(c)	Pledgor does not comply with any other term of this Agreement or any Control Agreement;

(d)	a representation or warranty made or repeated in this Agreement is untrue or incorrect in any material aspect when made or deemed to be repeated;

(e)	any attachment, execution or levy is made in respect of any part of the Pledged Collateral; or

(f)	an "Event of Default" (as that term is defined in the Credit Agreement) occurs.

9.2	General

(a)	After this Security has become enforceable, Lender may immediately, in its absolute discretion, exercise any right under:

(i)	applicable law; or

(ii)	this Agreement,

to enforce all or any part of the Security in respect of any Pledged Collateral in any manner or order it sees fit.

(b)	This includes:

(i)	any rights and remedies available to Lender under applicable law and under the UCC (whether or not the UCC applies to the affected Pledged Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii)	transferring or assigning to, or registering in the name of, Lender or its nominees any of the Pledged Collateral;

(iii)	exercising any voting, consent, management and other rights relating to any Pledged Collateral;

(iv)	performing or complying with any contractual obligation that constitutes part of the Pledged Collateral;

(v)	receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, instrument, document, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Pledged Collateral;

(vi)	asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set-off or other right or interest relating to any Pledged Collateral;

(vii)	executing and delivering acquittances, receipts and releases in respect of Pledged Collateral; and

(viii)	exercising any other right or remedy available to Lender under the other Finance Documents or any other agreement between the parties.

9.3	Dividend and voting rights

(a)	So long as no Event of Default has occurred and is continuing, Pledgor will be entitled to exercise all voting and other consensual rights with respect to the Pledged Collateral for any purpose not inconsistent with the terms of the Finance Documents and to receive and retain all dividends and other payments in respect of the Pledged Collateral to the extent permitted by the Finance Documents.

(b)

Upon the occurrence and during the continuation of an Event of Default, all rights of Pledgor to exercise voting and other consensual rights with respect to the Pledged Collateral and to receive dividends and other payments in respect of the Pledged Collateral will cease, and all these rights will immediately become vested solely in Lender or its nominees, and the Pledgor grants Lender or its nominees Pledgor's irrevocable and unconditional proxy for this purpose. After the occurrence and during the continuation of an Event of Default, any dividends and other payments in respect of the Pledged Collateral received by Pledgor will be held in trust for Lender, and such Pledgor will keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of Lender and will deliver these amounts at such time as Lender may request to Lender in the identical form received, properly endorsed or assigned if required to enable Lender to complete collection.

9.4	Security Agent’s rights upon default

(a)	Pledgor irrevocably constitutes and appoints Lender, with full power of substitution, as Pledgor's true and lawful attorney-in-fact, in Pledgor's name or in Lender's name or otherwise, and at Pledgor's expense , to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. Pledgor ratifies and confirms all actions taken by Lender or its agents under this power of attorney.

(b)	Pledgor agrees that 10 days notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Pledged Collateral.

(c)	Lender may comply with any applicable state or federal law requirements in connection with a disposition of Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Pledged Collateral.

(d)	The grant to Lender under this Agreement of any right, power or remedy does not impose upon Lender any duty to exercise that right, power or remedy. Lender will have no obligation to take any steps to preserve any claim or other right against any person or with respect to any Pledged Collateral.

(e)	Pledgor bears the risk of loss, damage, diminution in value, or destruction of the Pledged Collateral.

(f)	Lender will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other person chosen by it with reasonable care.

(g)	Lender makes no express or implied representations or warranties with respect to any Pledged Collateral or other property released to Pledgor or its successors and assigns.

(h)	Pledgor agrees that Lender will have met its duty of care under applicable law if it holds, maintains and disposes of Pledged Collateral in the same manner that it holds, maintains and disposes of property for its own account.

(i)	Except as set forth in this Clause or as required under applicable law, Lender will have no duties or obligations under this Agreement or otherwise with respect to the Pledged Collateral.

(j)	With regard to Pledgor, the sale, transfer or other disposition under this Agreement of any right, title, or interest of Pledgor in any item of Pledged Collateral will:

(i)	operate to divest Pledgor permanently and all persons claiming under or through Pledgor of that right, title, or interest, and

(ii)	be a perpetual bar, both at law and in equity, to any claims by Pledgor or any person claiming under or through Pledgor with respect to that item of Pledged Collateral.

9.5	No Marshaling

(a)	Lender need not, and Pledgor irrevocably waives and agrees that it will not invoke or assert any law requiring Lender to:

(i)	attempt to satisfy the Secured Liabilities by collecting them from any other person liable for them; or

(ii)	marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of Pledgor.

(b)	Lender may release, modify or waive any collateral or guarantee provided by any other person to secure any of the Secured Liabilities, without affecting Lender's rights against any Pledgor.

9.6	Registration Rights

(a)	If Lender shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to this Clause 9, and if in the opinion of Lender it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933 (the Securities Act), Pledgor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Lender, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Shares, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which Lender shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions in section 11(a) of the Securities Act.

(b)	Pledgor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)	Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Clause 9.6 valid and binding and in compliance with applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Clause 9.6 will cause irreparable injury to Lender and the Lenders, that Lender and the Lenders have no adequate remedy at law in respect of such breach, and, as a consequence, that each and every covenant contained in this Clause 9.6 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any Finance Document.

10.	APPLICATION OF PROCEEDS

Any moneys received in connection with the Pledged Collateral by Lender after this Security has become enforceable must be applied in the following order of priority:

(a)	first, in or towards payment of or provision for all costs and expenses incurred by Lender in connection with the enforcement of this Security;

(b)	second, in or towards payment of, or provision for, the Secured Liabilities; and

(c)	third, in payment of the surplus (if any) to any person entitled to it under applicable law.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of Lender to recover any shortfall from the Pledgor.

11.	EXPENSES AND INDEMNITY

(a)	Pledgor agrees to pay, jointly and severally, immediately on demand to Lender all costs and expenses incurred by Lender or any attorney, manager, delegate, sub-delegate, agent or other person appointed by Lender under this Agreement for the purpose of enforcing its rights under this Agreement. This includes:

(i) costs of foreclosure and of any transfer, disposition or sale of Pledged Collateral;

(ii) costs of maintaining or preserving the Pledged Collateral or assembling it or preparing it for transfer, disposition or sale;

(iii) costs of obtaining money damages; and

(iv) fees and expenses of attorneys employed by Lender for any purpose related to this Agreement or the Secured Liabilities, including consultation, preparation and negotiation of any amendment or restructuring, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration;

(b)	Pledgor agrees to indemnify, exonerate and hold, and keep indemnified and exonerated and continue to hold, Lender and its affiliates, employees, directors, officers, representatives and agents from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind (including attorney's fees and expenses) which may be imposed on, incurred by or asserted against any of them by any person in any way relating to or arising out of:

(i)	this Agreement;

(ii)	the Pledged Collateral;

(iii)	Lender's security interest in the Pledged Collateral;

(iv)	any Event of Default;

(v)	any action taken or omitted by Lender under this Agreement or any exercise or enforcement of rights or remedies under this Agreement; or

(vi)	any transfer sale or other disposition of or any realization on Pledged Collateral.

(c)	Pledgor will not be liable to an indemnified party to the extent any liability results from that indemnified party's gross negligence or willful misconduct. Payment by an indemnified party will not be a condition precedent to the obligations of Pledgor under this indemnity.

(d)	This Clause survives the making and repayment of the Loans, any novation, transfer or assignment of the Loans and the termination of this Agreement.

12.	DELEGATION

12.1	Power of attorney

Lender may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under or in connection with this Agreement.

12.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which Lender may think fit.

12.3	Liability

Lender will not be in any way liable or responsible to Pledgor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

13.	EVIDENCE AND CALCULATIONS

In the absence of manifest error, the records of Lender are conclusive evidence of the existence and the amount of the Secured Liabilities.

14.	CHANGES TO THE PARTIES

14.1	Pledgor

Pledgor may not assign, delegate or transfer any of its rights or obligations under this Agreement without the consent of the Lender, and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect.

14.2	Lender

(a)	Lender may assign or transfer its rights and obligations under this Agreement.

(b)	Pledgor waives and will not assert against any assignee of Lender any claims, defenses or set-offs which Pledgor could assert against Lender except for defenses which cannot be waived under applicable law.

14.3	Successors and assigns

This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of Pledgor and Lender. Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

15.	MISCELLANEOUS

15.1	Amendments and waivers

Any term of this Agreement may be amended or waived only by the written agreement of Pledgor and Lender.

15.2	Waivers and remedies cumulative

(a)	The rights and remedies of Lender under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under applicable law; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in exercising, or non-exercise, of any right or remedy under this Agreement is not a waiver of that right or remedy.

15.3	Counterparts

This Agreement may be executed in counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.	SEVERABILITY

If any term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other term of this Agreement.

17.	RELEASE

At the end of the Security Period, Lender must, at the request and cost of the Pledgors, take whatever action is necessary to release the Pledged Collateral from this Security.

18.	NOTICES

18.1	Notices

Any communication in connection with this Agreement must be given in writing and, unless otherwise stated, must be given in person or by fax.

18.2	Contact Details

(a)	The contact details of each Pledgor and Lender are set out in the Credit Agreement:

(b)	Either party may change its contact details by giving five Business Days' notice to the other party.

(c)	Where a party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

18.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if by fax, when sent with confirmation of transmission.

(b)	A communication given under this Clause but received on a non-working day or after business hours on a working day in the place of receipt will only be deemed to be given on the next working day in that place.

19.	GOVERNING LAW

This Agreement, the relationship between the Pledgor and Lender and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of Florida but excluding any conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than Florida is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any part of the Pledged Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

20.	ENFORCEMENT

20.1	Jurisdiction

(a)	For the benefit of Lender, Pledgor agrees that any Florida State court or Federal court sitting in MIAMI-DADE COUNTY, FLORIDA has jurisdiction to settle any disputes and any judgment, order or award in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

(b)	Pledgor:

(i)	waives objection to the Florida State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(ii)	agrees that a judgment or order of a Florida State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(c) Nothing in this Clause limits the right of Lender to bring proceedings against Pledgor in connection with this Agreement:

(i)	in any other court of competent jurisdiction; or

(ii)	concurrently in more than one jurisdiction.

20.2	Service of process

(a)	Pledgor agrees to maintain an agent for service of process in the State of Florida until the end of the Security Period.

(b)	Pledgor agrees that failure by a process agent to notify Pledgor of the process will not invalidate the proceedings concerned.

(c)	Pledgor consents to the service of process relating to any proceedings by a notice given in accordance with Clause 18 (Notices).

(d)	If the appointment of any person mentioned in this paragraph ceases to be effective, each Pledgor must immediately appoint a further person in the State of Florida to accept service of process on its behalf in the State of Florida and, if such Pledgor does not appoint a process agent within 15 days, Pledgor authorizes Lender to appoint a process agent for Pledgor.

20.3	Waiver of immunity

To the extent that Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its properties, the Pledgor irrevocably waives that immunity in respect of its obligations under this Agreement.

20.4	Complete agreement

This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

20.5	Waiver of Jury Trial

PLEDGOR AND LENDER (FOR ITSELF AND ON BEHALF OF THE OTHER FINANCE PARTIES) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

[SIGNATURES ON NEXT PAGE]

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

LATIN NODE, INC.

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

ELANDIA, INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Chief Financial Officer